Exhibit 1.1

Execution Version

New Era Energy & Digital, Inc.

$100,000,000

Common Stock
(par value $0.0001 per share)

At-The-Market Issuance Sales Agreement

September 24, 2026

Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, New York 10171

Northland Securities, Inc.

150 South Fifth Street, Suite 3300

Minneapolis, Minnesota 55402

TCBI Securities, Inc.,

doing business as Texas Capital Securities

2000 McKinney Avenue, Suite 700

Dallas, Texas 75201

BTIG, LLC

65 East 55th Street

New York, New York 10022

Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, California 92660

Ladies and Gentlemen:

New Era Energy & Digital, Inc., a Nevada corporation (the “Company”), confirms its agreement (this “Agreement”) with Mizuho Securities USA LLC, B. Riley Securities, Inc., Northland Securities, Inc., TCBI Securities, Inc., doing business as Texas Capital Securities, BTIG, LLC and Roth Capital Partners, LLC (collectively, the “Agents”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agents, shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), up to an aggregate offering price of $100,000,000, provided, however, that in no event shall the Company issue or sell through the Agents such number of Shares that (a) would cause the Company to not satisfy the eligibility requirements for use of Form S-3 (including Instruction I.B.6. thereof, if applicable), (b) exceeds the number of shares or dollar amount of Common Stock registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, (c) exceeds the number of shares or dollar amount registered on the Prospectus Supplement (as defined below) or (d) exceeds the number of authorized but unissued shares of the Company’s Common Stock (the lesser of (a), (b), (c) and (d), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agents shall have no obligation in connection with such compliance if acting in accordance with any Placement Notice that has not been suspended or terminated by the Company. The issuance and sale of Shares through the Agents will be effected pursuant to the Registration Statement filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Shares.

The Company has filed prior to the date hereof, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission an effective registration statement on Form S-3 (File No. 333-292892), including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The Company has also prepared a prospectus supplement, specifically relating to the Shares (together with any subsequently filed prospectus supplement specifically relating to the Shares, the “Prospectus Supplement”), to the base prospectus included as part of such registration statement. The Company will furnish to the Agents, for use by the Agents, copies of the base prospectus and the Prospectus Supplement. Except where the context otherwise requires, such registration statement, as from time to time amended or supplemented, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Shares, as a result of the end of the three-year period described in Rule 415(a)(5) of the Securities Act Regulations, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by any prospectus supplement, including the Prospectus Supplement, or any Permitted Free Writing Prospectus (as defined below), as applicable, in the form in which such prospectus supplement, Prospectus Supplement and/or Permitted Free Writing Prospectus have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”).

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”). All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be. All references in this Agreement to any Issuer Free Writing Prospectus (as defined below) (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Shares by the Agents outside of the United States.

2. Transactions.

(a) Each time that the Company wishes to issue and sell Shares hereunder (each, a “Transaction”), it will notify the Agents by email notice (or other method mutually agreed to in writing by the parties) of the proposed terms of such Transaction, which shall include at a minimum the number of Shares or dollar amount of Shares to be issued and sold, the time period during which sales are requested to be made (which time period, for the avoidance of doubt, shall consist solely of Trading Day(s) (as defined below)), any limitation on the number of Shares or dollar amount of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agents set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective immediately upon receipt by the Agents unless and until (i) the Agents decline to accept the terms contained therein for any reason, in its sole discretion by email notice to the Company within one Business Day (as defined below) from the time the Placement Notice is received, (ii) the entire amount of the Shares thereunder have been sold, (iii) the Company suspends or terminates the Placement Notice, which suspension and termination rights may be exercised by the Company in its sole discretion, (iv) the Company issues a subsequent Placement Notice and explicitly indicates the parameters of the subsequent Placement Notice supersede those parameters contained in the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 12. The amount of any discount, commission or other compensation to be paid by the Company to the Agents in connection with a Transaction shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor the Agents will have any obligation whatsoever with respect to any Transaction unless and until the Company delivers a Placement Notice to the Agents and the Agents do not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control with respect to the matters covered thereby. For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York, New York are open for business.

(b) Notwithstanding anything to the contrary contained herein, unless the exceptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (“Regulation M”) are satisfied with respect to the Shares as of the date of the Placement Notice and during the relevant Transaction, the Company shall give the Agents at least one Business Day’s prior notice, or such longer time as may be required in order to comply with the applicable provisions of Regulation M, of its intent to deliver a Placement Notice and sell Shares in a Transaction in order to allow the Agents time to comply with Regulation M with respect to such Transaction.

3. Sale and Purchase of Shares by the Agents.

(a) Subject to the terms and conditions of this Agreement, for the period specified in the Placement Notice, the Agents will use their commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NASDAQ Global Market (the “Exchange”), to sell the Shares in a Transaction up to the number or amount specified, and otherwise in accordance with the terms of such Placement Notice. The Agents will provide prompt written confirmation to the Company and in no event later than the opening of the Trading Day immediately following the Trading Day on which they have made sales of Shares hereunder in a Transaction setting forth the number or amount of Shares sold on such day, the compensation payable by the Company to the Agents pursuant to Section 2(a) with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agents (as set forth in Section 5(b)) from the gross proceeds that they receive from such sales. Subject to the terms of the Placement Notice, the Agents shall sell Shares in a Transaction only by methods deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act Regulations, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice and only with the Company’s prior written consent, the Agents may also sell Shares by any other method permitted by law, including but not limited to in negotiated transactions. In the event the Company engages the Agents for a sale of Shares in a Transaction that would constitute a “distribution” within the meaning of Rule 100 of Regulation M or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide the Agents, at the Agents’ request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below), the opinions of counsel, comfort letters and officers’ certificates set forth in Section 7(m)-(p) hereof, each dated the Settlement Date, and such other documents and information as the Agents shall reasonably request. “Trading Day” means any day on which shares of Common Stock are purchased and sold on the Exchange, other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time.

(b) Subject to compliance with any applicable requirements of Regulation M and the last sentence of this Section 3(b), the Company consents to the Agents trading in the Common Stock for its own accounts and for the accounts of any of its clients during the term of this Agreement, including at the same time as sales of the Shares occur pursuant to this Agreement. During the time that a Placement Notice is accepted by the Agents until the applicable Settlement Date, or the termination or withdrawal of such Placement Notice, as the case may be, the Agents will comply with the provisions of Regulation M with respect to the Shares to the extent required.

4. Suspension of Sales. The Company or the Agents may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Shares in a Transaction; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice. While a suspension is in effect, any obligations under this Agreement with respect to the delivery of certificates, opinions, or comfort letters to the Agents shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule 3 may be amended from time to time.

5. Sale and Delivery to the Agents; Settlement.

(a) Sale of Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, unless the Agents decline to accept the terms of a Placement Notice, and unless the sale of the Shares in a Transaction described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agents, for the period specified in the Placement Notice, will use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such Shares in a Transaction up to the number or dollar amount specified in, and otherwise in accordance with, the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Agents will be successful in selling Shares, (ii) the Agents will incur no liability or obligation to the Company or any individual or entity (“Person”) if they do not sell Shares for any reason other than a failure by the Agents to use their commercially reasonable efforts consistent with their normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement and (iii) the Agents shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.

(b) MNPI. Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agents agree that (i) no sale of Shares will take place, and (ii) the Company shall not request the sale of any Shares. If a Placement Notice is outstanding and an offering of Shares is being conducted, the Company shall inform the Agents that it is in possession of material non-public information and the Agents shall not be obligated to sell or offer to sell any Shares.

(c) Settlement of Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Shares will occur on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading or required under Rule 15c6-1 under the Exchange Act) following the date on which such sales are made (each, a “Settlement Date”). The Agents shall notify the Company of each sale of Shares no later than the opening of the Trading Day immediately following the Trading Day on which they have made sales of Shares. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold (the “Net Proceeds”) will be equal to the aggregate gross sales price received by the Agents for the Shares, after deduction of (i) the Agents’ commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(d) Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold in the Transaction by crediting the Agents’ or their designee’s account (provided the Agents shall have given the Company written notice of such designee a reasonable period of time prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Agents will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. If the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Agents harmless against any loss, claim, damage, or expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agents (without duplication) any commission, discount, or other compensation to which they would otherwise have been entitled absent such default.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate gross sales proceeds of Shares sold pursuant to this Agreement would exceed the lesser of (i) together with all sales of Shares under this Agreement, the Maximum Amount and (ii) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agents in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than any minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agents in writing.

(f) Affirmation of Representations. At the time each Placement Notice is accepted by the Agents, at each Applicable Time (as defined below) and on each Settlement Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Agents to use their commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 9 of this Agreement.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Agents that on and as of the date of this Agreement and, except as may be specifically disclosed in the Registration Statement or the Prospectus, including the Incorporated Documents1 and on and as of each Applicable Time, Settlement Date and each time that a Placement Notice is accepted by the Agents, unless such representation, warranty or agreement specifies a different date or time (in which case, as of such date or time):

(a) Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied, to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. The Registration Statement and the offer and sale of Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The Company meets the requirements for use of Form S-3 under the Securities Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Disclosure. Each Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Agents for use by the Agents in connection with the offer and sale of the Shares. Each of the Registration Statement and any post-effective amendment thereto, (A) at the time it became or becomes effective, (B) at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each Applicable Time, (D) at each Settlement Date, and (E) at all times during the Prospectus Delivery Period, complied and will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as of its date, did not, and at each Settlement Date, will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to the Agents furnished to the Company in writing by the Agents expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 7(b) below. There are no contracts or other documents required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

1	Note to Latham: This language is overly-burdensome and the same underlying issues will already be covered on bring-down diligence calls with management.

(c) Free Writing Prospectuses. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company is an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. The Company shall not prepare, use, file or refer to any free writing prospectuses. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly notify the Agents to suspend sales under any Placement Notice and shall promptly amend or supplement the Prospectus to eliminate or correct such statement or omission; provided, however, that prior to amending or supplementing the Prospectus, the Company shall furnish to the Agents for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented Prospectus, and the Company shall not file, use or refer to such amended or supplemented Prospectus without the Agents’ prior written consent, which consent shall not be unreasonably withheld.

(d) Distribution of Offering Material by the Company. During the Prospectus Delivery Period, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement or the Prospectus and any Permitted Free Writing Prospectus to which the Agents has consented in writing in advance, which consent shall not be unreasonably withheld or delayed, or which is required by law or the listing or maintenance requirements of the Exchange.

(e) This Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification and contribution provisions of Section 10 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(f) Authorization of the Shares. (i) The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable; and (ii) and, except as have been duly waived or as otherwise disclosed in the Registration Statement and the Prospectus, the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares.

(g) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(h) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, or has entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(i) Independent Accountants. Weaver and Tidwell, L.L.P., which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. Each other accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement or the Prospectus is an independent registered public accounting firm or independent auditor with respect to the Company and its subsidiaries or other appropriate entity, as applicable, within the meaning of the Securities Act and applicable auditor independence rules and regulations.

(j) Financial Statements. Except as described in the Registration Statement or the Prospectus, the financial statements filed with the Commission as a part of the Registration Statement and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements (including any restated financial statements) have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”), applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. All disclosures contained in the Registration Statement or the Prospectus that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable.

(k) Company’s Accounting System. The Company and its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. Except as described in the Registration Statement and the Prospectus, the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) except as described in the Registration Statement and the Prospectus, are effective in all material respects to perform the functions for which they were established. Except as described in the Registration Statement or the Prospectus, since the date of the latest audited financial statements included in or incorporated by reference into the Registration Statement or the Prospectus, (i) the Company has not been advised of (a) any material weaknesses in internal controls over financial reporting and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company, and (ii) since that date, there has been no change in the Company’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

(m) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing, as the case may be, or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined below).

(n) Subsidiaries. The Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) have been duly incorporated or organized, as the case may be, and are validly existing and in good standing (where such concept is recognized) under the laws of the jurisdiction of its incorporation or organization and have the power and authority (corporate or other) to own, lease and operate their properties and to conduct their business as described in the Registration Statement and the Prospectus. The Company’s subsidiaries are duly qualified to transact business and are in good standing (where such concept is recognized) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing, as the case may be, or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim, except as set forth in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement or Prospectus, Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K includes each of the Company’s significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission), if any.

(o) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans or inducement awards, or upon the exercise of outstanding options or warrants, or upon the conversion of any convertible promissory notes, in each case described in the Registration Statement and the Prospectus). The Shares, when issued pursuant to the terms of this Agreement will conform, in all material respects, to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or its subsidiaries other than those described in the Registration Statement and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements (each, a “Company Stock Plan”), and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(p) Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Nasdaq Stock Market (the “Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Nasdaq.

(q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor its subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as could not be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), earnings, business, properties, operations, assets, liabilities or prospects of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus and the issuance and sale of the Shares (including the use of proceeds from the sale of the Shares as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except as could not be expected, individually or in the aggregate, to have a Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or its subsidiaries, except for such defaults or violations as would not be expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus, except such as have been obtained or made or will be made by the Company under the Securities Act, as have been obtained or will be made by the Company with the Nasdaq, and such as may be required under applicable state securities or blue sky laws or Financial Industry Regulatory Authority, Inc. (“FINRA”) rules. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its subsidiaries.

(r) Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance could not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s) No Material Actions or Proceedings. Except as otherwise disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or its subsidiaries, which if determined adversely to the Company or its subsidiaries would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No material labor dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent.

(t) Intellectual Property. Except as disclosed in the Registration Statement or Prospectus, (i) the Company and its subsidiaries own or have the right to use all patents, patent rights, statutory invention rights, community designs, invention disclosures, rights in utility models and industrial designs, inventions, registered and unregistered copyrights (including copyrights in software), intellectual property rights in technology and software, data, knowhow (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, business names, trade names, logos, slogans, trade dress, design rights, Internet domain names, social media accounts, any other designations of source or origin, and any applications (including provisional applications), registrations, or renewals for any of the foregoing, rights to publicity and privacy and/or other intellectual property (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses; (ii) the Company’s and its subsidiaries’ conduct of their respective businesses does not and has not, in the last three (3) years, infringed, misappropriated or otherwise violated, any Intellectual Property of any person in any manner that would be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property, including any claim alleging any infringement, misappropriation or other violation of, or conflict regarding, any Intellectual Property of a third party; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being and has not been infringed, misappropriated or otherwise violated by any person and there is no pending or threatened action, suit, proceeding or claim by the Company or any of its subsidiaries against a third party regarding the foregoing. (I) The Company and its subsidiaries have complied in all material respects with the terms of each agreement material to the operation of their respective businesses pursuant to which Intellectual Property has been licensed to the Company or its subsidiaries, (II) neither the Company nor any of its subsidiaries has received any written notice alleging any such noncompliance, and (III) all such agreements are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, all Intellectual Property owned by the Company (such Intellectual Property, the “Company Intellectual Property”) is valid, subsisting and enforceable and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, ownership, registrability, scope or enforceability of any Company Intellectual Property. All material Company Intellectual Property has been duly maintained in all material respects and is in full force and effect, and all actions or fees necessary to prosecute or maintain such Company Intellectual Property have been timely taken, met or paid. Each person who is or was an employee or contractor of the Company or any of its subsidiaries and who is, was or, in the case of current employees and contractors, is reasonably expected to be involved in the creation or development of any material Intellectual Property for or on behalf of the Company has executed a valid, written agreement containing an effective assignment to the Company or any of its subsidiaries or other legal obligation that grants the Company and its subsidiaries ownership of the person’s rights in and to such Intellectual Property. The Company has taken commercially reasonable steps to maintain the confidentiality of the trade secrets and other confidential Intellectual Property material to the business of the Company and its subsidiaries. No Intellectual Property has been obtained or is being used by the Company or its subsidiaries in violation of any material contractual obligations binding on the Company or its subsidiaries or in violation of any contractual rights of any person. No university, military, educational institution, research center, governmental entity or other organization has funded, sponsored or contributed to research and development conducted in connection with the business of the Company or any of its subsidiaries in a manner that (1) would give rise to a claim of right to, ownership of or other lien on any Company Intellectual Property or (2) would affect the proprietary nature of any Company Intellectual Property or materially restrict the ability of the Company or any of its subsidiaries to enforce, license or exclude others from using any Company Intellectual Property.

(u) Title to Properties. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (“Liens”), except for (i) as set forth in the Registration Statement and the Prospectus, (ii) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and (iii) Liens for the payment of federal, state or other taxes that are not delinquent or for which appropriate reserves have been made therefor in accordance with GAAP. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

(v) Taxes. Except as would not be expected to have a Material Adverse Effect or except as disclosed in the Registration Statement or the Prospectus, (i) the Company and its subsidiaries have paid all U.S. federal, state, local and non-U.S. taxes required to be paid by them through the date hereof unless such taxes are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (ii) the Company and its subsidiaries have filed all tax returns required to be paid or filed through the date hereof, and (iii) there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(w) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage.

(x) Compliance with Environmental Laws. Except as otherwise disclosed in the Registration Statement and the Prospectus, (i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, judgments, decrees, and orders relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed; (iv) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries; and (v) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(y) No Rated Debt or Preferred Securities. Except as disclosed in the Registration Statement or Prospectus, there are no debt or preferred securities issued, or guaranteed, by the Company or its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(z) ERISA Compliance. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (A) the Company and its subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance with ERISA; (B) no “reportable event” (as defined under ERISA), for which notice has not been waived, has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates; (C) no “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); (D) neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (2) Sections 412, 4971, 4975 or 4980B of the Code; (E) each employee benefit plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. As used in this Section (aa), “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder. “ERISA Affiliate” means, with respect to the Company or its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or its subsidiaries is a member.

(aa) Company Not an “Investment Company”. The Company is not, and will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(bb) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor its subsidiaries have taken, directly or indirectly, without giving effect to activities by the Agents, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(cc) Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or its subsidiaries or any other person required to be disclosed in the Registration Statement or the Prospectus that have not been disclosed as required.

(dd) FINRA Matters. All of the information provided to the Agents or to counsel for the Agents by the Company, its counsel, its officers and directors and, to the Company’s knowledge, the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, correct and compliant in all material respects with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules is true, complete and correct in all material respects.

(ee) Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries or any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(ff) Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(gg) No Unlawful Contributions or Other Payments. Neither the Company nor its subsidiaries nor, to the best knowledge of the Company, any employee or agent of the Company or its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any applicable law or of the character required to be disclosed in the Registration Statement or the Prospectus.

(hh) Foreign Corrupt Practices Act. Neither the Company nor its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or its subsidiaries have, in the course of its actions for, or on behalf of, the Company or its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s other controlled affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii) Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) OFAC. Neither the Company nor its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or person acting on behalf of the Company or its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (“Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria (prior to July 1, 2025), Russia, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine and the non-government controlled areas of Zaporizhzhia and Kherson (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, (i) for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions.

(kk) Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(ll) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer of the Company that it was false or misleading.

(mm) Compliance with Data Privacy Laws. Except as disclosed in the Registration Statement or Prospectus, to the Company’s knowledge, the Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take commercially reasonable steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (as defined below) (the “Policies”). The Company and its subsidiaries have at all times made all disclosures to users or customers required by the Privacy Laws, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any Privacy Laws in any material respect. The Company further certifies that neither it nor any subsidiaries: (i) have received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement from or with a governmental or regulatory authority or agency that imposes any obligation or liability under any Privacy Law.

(nn) Cybersecurity; Data Protection. Except as disclosed in the Registration Statement or Prospectus, to the Company’s knowledge, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Except as disclosed in the Registration Statement or Prospectus, the Company and its subsidiaries have implemented and maintain commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR, as applicable; (iv) any information which would qualify as “protected health information” under HIPAA, as applicable; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. Except as disclosed in the Registration Statement or Prospectus, to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person under applicable law, nor any incidents under review or investigations relating to the same. Except as disclosed in the Registration Statement or Prospectus, to the Company’s knowledge, the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(oo) Reserve Engineer. MKM Engineering, whose reports appear or are incorporated by reference in the Registration Statement and the Prospectus, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its subsidiaries.

(pp) Reserve Report Information. The information contained in the Registration Statement and the Prospectus regarding estimated proved reserves of the Company and its subsidiaries is based upon the reserve reports prepared by MKM Engineering. The information provided to MKM Engineering by the Company and its subsidiaries was true and correct in all material respects on the dates the reports were made. Such information was provided to MKM Engineering in accordance with all customary industry practices.

(qq) Reserve Reports; Production Estimates. The factual information underlying the estimates of reserves of the Company and its subsidiaries included in the Registration Statement and the Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third-party operations and other factors, in each case in the ordinary course of business, and except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries is aware of any facts or circumstances that would result in a Material Adverse Change in the aggregate net reserves, or the aggregate present value of future net cash flows therefrom, as described in the Registration Statement and the Prospectus.

(rr) Dividend Restrictions. Except as otherwise disclosed in the Registration Statement and the Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(ss) Sarbanes-Oxley. The Company is, and after giving effect to the offering and sale of Shares will be, in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (the “Sarbanes-Oxley Act”). Each of the principal executive officer and the principal financial officer of the Company has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission.

(tt) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(uu) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was and is an “ineligible issuer,” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act.

(vv) On each Settlement Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the issuance, sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with in all material respects.

Any certificate signed by an officer of the Company and delivered to the Agents or to counsel for the Agents pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to the Agents as to the matters set forth therein.

The Company acknowledges that the Agents and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Agents, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7. Covenants of the Company. The Company covenants and agrees with the Agents that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”), (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments unrelated to any Transaction, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus (other than documents incorporated by reference therein) has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus; (ii) the Company will use commercially reasonable efforts to prepare and file with the Commission, promptly upon the Agents’ reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agents’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agents (provided, however, that (A) the failure of the Agents to make such request will not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and (B) that the only remedy the Agents will have respecting the failure to make such filing will be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus (except for documents incorporated by reference therein or any supplement not related to any Transaction) unless a copy thereof has been submitted to the Agents a reasonable period of time before the filing and the Agents have not reasonably objected thereto within two Business Days of receiving such copy (provided, however, that (A) the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement, (B) the Company has no obligation to provide the Agents any advance copy of such filing or to provide the Agents an opportunity to object to such filing if such filing does not name the Agents or does not relate to the transactions contemplated by this Agreement, and (C) the only remedy the Agents will have with respect to the failure by the Company to provide the Agents with such copy or the filing of such amendment or supplement despite the Agents’ objection will be to cease making sales under this Agreement), and the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company); (v) the Company will furnish to the Agents a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Agents reasonably object; and (vi) not to take any action that would result in the Agents or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Agents that the Agents otherwise would not have been required to file thereunder.

(b) Notice of Commission Stop Orders. During the Prospectus Delivery Period, the Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or the occurrence of any suspension, upon such issuance, occurrence or notice of objection and to obtain as soon as reasonably practicable its withdrawal if such a stop order should be issued or relief from such suspension, as the case may be. The Company will advise the Agents promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(c) Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agents promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agents to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay any such amendment or supplement if, in the judgment of the Company, it is in the best interests of the Company to do so, during which time of delay the Agents shall be under no obligation to make any sales of Shares hereunder. For the duration of the Prospectus Delivery Period, the Company will include in its Quarterly Reports on Form 10-Q, and in its Annual Reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Agents pursuant to this Agreement and (ii) the Net Proceeds received by the Company from such sales, to the extent required.

(d) Permitted Free Writing Prospectus. The Company will file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and provide copies of the Prospectus and the Prospectus Supplement, and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on EDGAR or any successor system thereto) to the Agents via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by the Agents and, at the Agents’ request, to also furnish copies of the Prospectus and the Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

(e) Listing of Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Shares to be listed on the Exchange and to qualify the Shares for sale under the securities laws of such jurisdictions as the Agents reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, subject itself to taxation or file a general consent to service of process in any jurisdiction where it is not already so qualified, taxed or subject to service of process. The Company shall promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(f) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsel (at the reasonable expense of the Company) copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request and, at the Agents’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus, which it may provide electronically) to the Agents to the extent such document is available on EDGAR. In case the Agents are required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of the Agents, at its own expense, the Company shall prepare and deliver to the Agents as many copies as the Agents may reasonably request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(g) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Notice of Other Sales. During the period beginning on the date on which any Placement Notice is delivered to the Agents hereunder and ending on the second (2nd) Trading Day immediately following the final Settlement Date with respect to Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Shares covered by a Placement Notice, the date of such suspension or termination), and, at any time during which a Placement Notice is pending and for two (2) Trading Days after the last sale of Shares under such Placement Notice, the Company shall give the Agents at least one Business Day’s prior written notice of any (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock or other equity securities of the Company, or submit to, or file with, the Commission any registration statement under the Securities Act with respect to any of the foregoing (other than a Registration Statement on Form S-8 or post-effective amendment to the Registration Statement), or publicly announce the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or other equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise. The Company will not directly or indirectly enter into any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for shares of Common Stock, warrants or any rights to purchase or acquire, shares of Common Stock prior to the termination of this Agreement. Notwithstanding the foregoing, such requirements and restrictions shall not apply to (A) Shares offered and sold under this Agreement, (B) securities issued pursuant to any of the Company’s equity incentive plans described in the Registration Statement and the Prospectus or upon the grant, settlement or exercise of options or other stock or stock-based awards granted thereunder, (C) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agents, (D) Common Stock, or securities convertible into or exercisable for Common Stock, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Shares hereby, (E) Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, issued in connection with any merger or acquisition of securities, businesses, property or other assets or strategic investment or similar strategic transaction involving one or more third parties (including any joint venture, strategic alliance or partnership) and (F) Common Stock issuable as a matching contribution under the Company’s 401(k) or employee stock purchase plan whether now in effect or hereafter implemented.

(j) Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agents pursuant to this Agreement.

(k) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents or their representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents, representatives of the Company’s independent registered public accounting firm (and, if the Registration Statement or the Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) and senior corporate officers, during regular business hours and at the Company’s principal offices or such other location mutually agreeable by the parties, as the Agents or their representatives may reasonably request.

(l) Required Filings Relating to Placement of Shares. The Company shall disclose, in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K and, if reasonably requested by the Agents, in supplements to the Prospectus to be filed by the Company with the Commission from time to time, the number of the Shares sold through the Agents under this Agreement, and the Net Proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agents may reasonably request or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

(m) Representation Dates; Certificate. On the date of this Agreement and each time during the term of this Agreement the Company:

(i) files the Prospectus relating to the Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Shares) the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares;

(ii) files an Annual Report on Form 10-K under the Exchange Act (including any Form 10-K/A containing restated financial statements or a material amendment to the previously filed Annual Report on Form 10-K);

(iii) files a Quarterly Report on Form 10-Q under the Exchange Act; or

(iv) files a Current Report on Form 8-K under the Exchange Act containing amended financial statements, but excluding any Current Report on Form 8-K or part thereof under Item 7.01 or Item 2.02 of Regulation S-K of the Commission that is considered “furnished” under the Exchange Act;

(each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”),

the Company shall furnish the Agents (but in the case of clause (iv) above only if the Agents reasonably determine that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 7(m) within five (5) Trading Days of each Representation Date. Notwithstanding the foregoing and Sections 7(n) and 7(o) hereof, the requirement to provide counsel negative assurance letters, a comfort letter and a certificate under this Section 7(m) shall be automatically waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the date the Company delivers a Placement Notice hereunder (which shall be considered a Representation Date). Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with the counsel negative assurance letters, a comfort letter and a certificate under this Section 7(m), then before the Company delivers the Placement Notice or the Agents sell any Shares, the Company shall cause the counsel negative assurance letters, comfort letter, certificates and other documents that would be delivered on a Representation Date to be delivered to the Agents, each dated the date of the Placement Notice.

(n) Legal Opinions. On or before the date of the first Placement Notice given hereunder, the Company shall cause to be furnished to the Agents, dated as of such date, in form and substance satisfactory to the Agents, the written opinion and negative assurance letter of Vinson & Elkins L.L.P., or such other counsel to the Company reasonably satisfactory to the Agents (“Company Counsel”), modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the time of delivery of such opinion and negative assurance letter. On or before the date of the first Placement Notice given hereunder, the Company shall also cause to be furnished to the Agents, dated as of such date, in form and substance satisfactory to the Agents, the written opinion of Anthony, Linder & Cacomanolis, PLLC, Nevada counsel for the Company (“Nevada Counsel”), modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the time of delivery of such opinion. Thereafter, within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) and to which a waiver does not apply, the Company shall cause to be furnished to the Agents, dated as of such date, the negative assurance letter of Company Counsel in form and substance reasonably satisfactory to the Agents, modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the time of delivery of such opinion and negative assurance letter; provided, however, that in lieu of delivering any such negative assurance letter for dates subsequent to the commencement of the offering of the Shares under this Agreement, such counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on a prior negative assurance letter delivered under this Section, to the same extent as if it were dated the date of such letter (except that statements in such prior negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(o) Comfort Letters. On or prior to the date of the first Placement Notice given hereunder, and on each Representation Date to which a waiver does not apply, the Company’s independent registered public accounting firm shall deliver to the Agents the comfort letter described in Section 9(f), and, if the Registration Statement or the Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), the Company shall, if requested by the Agents, cause a firm of independent public accountants to furnish to the Agents a comfort letter described in Section 9(f).

(p) Reserve Engineer Letters. On or prior to the date of the first Placement Notice given hereunder, and on each Representation Date to which a waiver does not apply, MKM Engineering shall deliver to the Agents the comfort letter described in Section 9(g), and, if the Registration Statement or the Prospectus shall include or incorporate by reference the reserves information of any entity or business (other than the reserves information of the Company and its subsidiaries), the Company shall, if requested by the Agents, cause a firm of independent petroleum engineers to furnish to the Agents a comfort letter described in Section 9(g).

(q) Reserves. The Company will reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy its obligations hereunder.

(r) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Stock or (ii) sell, bid for, or purchase Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Shares other than the Agents, or (iii) take any action which would directly or indirectly violate Regulation M.

(s) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(t) Sarbanes-Oxley Act. The Company and its subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, (iii) provide reasonable assurance that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company and its subsidiaries will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

(u) S-3 Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate gross proceeds sold by the Company pursuant to this Agreement, in the aggregate, is less than $100,000,000 and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, an automatically effective shelf registration statement relating to the Shares, in a form satisfactory to the Agents. If the Company is not eligible to file an automatically effective shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agents, and will use its commercially reasonable efforts to cause such registration statement to be declared effective no later than 60 days after the Renewal Deadline. The Company will take all other action reasonably necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatically effective shelf registration statement or such new shelf registration statement, as the case may be.

8. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company covenants with the Agents to pay or cause to be paid all reasonable and documented expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Agents, (ii) all costs and expenses related to the issuance, sale, transfer and delivery of the Shares, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided herein, including filing fees and the reasonable and documented fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (if required) (which fees and expenses shall not exceed $10,000), (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Agents incurred in connection with the offering contemplated by this Agreement relating to any review and qualification by FINRA, (v) all costs and expenses incident to listing the Shares on the Exchange, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 8, and (viii) and all of the Agents’ reasonable and documented out-of-pocket expenses and reasonable fees and disbursements of the Agents’ legal counsel incurred in connection with this Agreement, which shall not exceed an aggregate of $275,000 for this Agreement, and ongoing services in connection with the transactions contemplated hereunder, which shall not exceed an aggregate of $25,000 on a quarterly basis for this Agreement.

9. Conditions to the Agents’ Obligations. The obligations of the Agents hereunder with respect to a Transaction, which, for purposes of clarity and without limitation to any other provision in this Agreement, include the Agents’ obligations to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Placement Notice, will be subject to the continuing accuracy and completeness of the representations and warranties (other than those representations and warranties made as of a specific time or date) made by the Company herein, to the due performance by the Company of its obligations hereunder, including the timely delivery to the Agents of the documentation set forth in Section 9(f)-(h), to the completion by the Agents of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing reasonable satisfaction (or waiver by the Agents in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Shares contemplated to be issued by any Placement Notice.

(b) No Material Changes. Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date: (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act; and (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, taken as a whole, from the respective dates of the Registration Statement and the Prospectus that would reasonably be expected to have a Material Adverse Effect and that makes it, in the Agents’ sole judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or receipt by the Company of notification of the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or material Incorporated Document so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Misstatement or Material Omission. The Agents shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’ reasonable opinion is material, or omits to state a fact that in the Agents’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e) Legal Opinions. The Agents shall have received the opinion and negative assurance letter of Company Counsel and the opinion of Nevada Counsel, in each case required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such opinions and negative assurance letter is required pursuant to Section 7(n).

(f) Comfort Letters. The Agents shall have received the letter, on the date on which delivery of such letter is required pursuant to Section 7(o), in form and substance reasonably satisfactory to the Agents, from the Company’s independent registered public accounting firm, (A) confirming that as of the date of its audit report(s), it was an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board or the American Institute of Certified Public Accountants Code of Professional Conduct, as applicable, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter from Company’s independent registered public accounting firm, an “Initial Comfort Letter”) and (C) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter; and, if the Registration Statement or the Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), the Company shall, if requested by the Agents, cause a firm of independent public accountants to furnish to the Agents a comfort letter addressing such matters as the Agents may reasonably request on the dates on which delivery of such letter is required pursuant to Section 7(o).

(g) Reserve Engineer Letters. The Agents shall have received the letter, on the date on which delivery of such letter is required pursuant to Section 7(p), in form and substance reasonably satisfactory to the Agents, from MKM Engineering (a) containing statements and information of the type customarily included in reserve engineers’ “comfort letters” stating the conclusions and findings of such firm with respect to certain of the oil and natural gas reserves of the Company and certain other related information included or incorporated by reference in the Registration Statement or the Prospectus and (b) stating that such firm is, as of the date thereof, an independent reserve engineer with respect to the Company; provided, that the letter delivered on each Representation Date shall use a “cut-off” date no more than three business days prior to such Representation Date. If the Registration Statement or the Prospectus shall include or incorporate by reference the reserves information of any entity or business (other than the reserves information of the Company and its subsidiaries), the Company shall, if requested by the Agents, cause a firm of independent reserve engineers to furnish to the Agents a comfort letter addressing such matters as the Agents may reasonably request on the dates on which delivery of such letter is required pursuant to Section 7(p).

(h) Opinion of Agents’ Counsel. On the date of this Agreement and on each Representation Date occurring at a time at which there is a Placement Notice pending, there shall have been furnished to the Agents the opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Agents, dated as of such date and addressed to the Agents, in a form reasonably satisfactory to the Agents, and such counsel shall have received such papers and information as they reasonably request to enable them to pass upon such matters.

(i) Representation Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(j) No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange and the Common Stock shall not have been delisted from the Exchange.

(k) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Agents such appropriate further information, certificates and documents of the Company as the Agents may have reasonably requested in writing prior to such date and which are usually and customarily furnished by an issuer of securities in connection with a securities offering of the type contemplated hereby. All such certificates and documents will be in compliance with the provisions hereof. The Company will furnish the Agents with such conformed copies of such certificates and documents as the Agents shall reasonably request.

(l) Board Approval. Prior to instructing the Agents pursuant to this Agreement to make sales on any given day (or as otherwise agreed between the Company and the Agents), the Company’s board of directors or a committee thereof authorized by either such board of directors or any authorized committee thereof (the “Board”) (i) shall have approved the minimum price and maximum number or dollar amount of Shares to be sold on such day (or range of dates) and (ii) shall have provided to the Company an authorizing resolution approving such price and number or dollar amount. The instructions provided to the Agents by the Company, pursuant to this Agreement, on such day shall reflect the terms of such authorizing resolution.

(m) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(n) Approval for Listing. The Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(o) No Termination Event. There shall not have occurred any event that would permit the Agents to terminate this Agreement pursuant to Section 12(a).

10. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless the Agents, its partners, members, directors, officers, employees, affiliates and selling agents and each person, if any, who controls the Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Agents within the meaning of Rule 405 under the Securities Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be withheld, conditioned or delayed; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable and documented out of pocket fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agents to the Company consists of the Agents Information.

(b) Agent Indemnification. Each of the Agents agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by the Agents to the Company consists of the information set forth in the last sentence of the ninth paragraph under the caption “Plan of Distribution” in the Prospectus Supplement (such information, the “Agent Information”).

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such omission results in the forfeiture or material impairment of rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party (Vinson & Elkins L.L.P. shall be deemed reasonably satisfactory to the indemnified party if the indemnifying party is the Company), and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceedings, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are materially different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. Such firm shall be designated in writing by the Agents, in the case of parties indemnified pursuant to Section 10(a), and by the Company, in the case of parties indemnified pursuant to Section 10(b). All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out or that may arise out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agents, the Company and the Agents will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agents, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand. The relative benefits received by the Company on the one hand and the Agents on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agents (before deducting expenses) from the sale of Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agents, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 10(d) shall be deemed to include, for the purpose of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c) hereof. Notwithstanding the foregoing provisions of this Section 10(d), the Agents shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of the Agents, will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(d) except to the extent that the failure to so notify such other party materially prejudiced the rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c) hereof.

(e) Non-Exclusive Remedies. The obligations of the parties to this Agreement contained in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

11. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agents, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

12. Termination.

(a) The Company shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(c), Section 5(d), Section 8, Section 10, Section 11, Section 17, and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(b) The Agents shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in their sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(c), Section 5(d), Section 8, Section 10, Section 11, Section 17, and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(c) Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Agents on the terms and subject to the conditions set forth herein except that the provisions of Section 8, Section 10, Section 11, Section 17, and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), or (c) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 8, Section 10, Section 11, Section 17, and Section 18 shall remain in full force and effect. Upon termination of this Agreement and subject to the sections of this Agreement that will remain in full force and effect pursuant to this Section 12(d), the Company shall not have any liability to the Agents for any discount, commission or other compensation with respect to any Shares not otherwise sold by the Agents under this Agreement.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.

13. Notices. All notices and other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and, shall be sufficient in all respects if delivered or sent to the Agents:

Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020
Attention: Ivana Rupcic-Hulin; Daniel Blake
Telephone: [*]
Email: [*]

With a copy to:

[*]

B. Riley Securities, Inc.

Joe Nardini

[*]

[*]

Joe Nardini Jr

[*]

[*]

Jason Petchenick

[*]

[*]

Ken Werner

[*]

[*]

[*]

Northland Securities, Inc.

David Levine

[*]

[*]

Austen Cashman

[*]

[*]

TCBI Securities, Inc., d/b/a Texas Capital Securities

Attention: Head of Equity Capital Markets

2000 McKinney Avenue, Suite 700

Dallas, Texas 75201

E-mails: [*]

With a copy of to: Texas Capital Legal Department

Attention: Chief Legal Officer

2000 McKinney Avenue, Suite 700

Dallas, Texas 75201

E-mail: [*]

BTIG, LLC

65 East 55th Street

New York, NY 10022

Attention: Equity Capital Markets

Email: [*]

With a copy (which shall not constitute notice) to:

BTIG, LLC

350 Bush Street, 9th Floor

San Francisco, CA 94104

Attention: General Counsel and Chief Compliance Officer

Email: [*]

Email: [*]

Roth Capital Partners, LLC

[*]

with a copy to (which shall not constitute notice):

Latham & Watkins LLP
300 Colorado Street, Suite 2400
Austin, Texas 78701
Attention: David Miller
Email: [*]

and if to the Company, shall be delivered to:

New Era Energy & Digital, Inc.
200 N. Loraine Street, Suite 1324

Midland, Texas 79701
Attention: Charles Nelson
Email: [*]

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3900
Houston, Texas 77002
Attention: Katherine Terrell Frank
Email: [*]

Each party to this Agreement may change its notice information in this Section 13 and in Schedule 3 by sending the other parties to this Agreement a written notice that includes such changed notice information. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 13 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a non-electronic form (“Non-electronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Non-electronic Notice.

14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agents and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 10 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

15. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Shares.

16. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Except as provided in Section 13, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agents, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

17. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH OF THE COMPANY AND THE AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

19. Counterparts; Electronic Signatures. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures (including, without limitation, DocuSign and AdobeSign), deliveries or the keeping of records in electronic form in compliance with the U.S. federal ESIGN Act of 2000 or any comparable state statutes, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

20. Effect of Headings. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

21. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Agents (such consent not to be unreasonably withheld, conditioned or delayed), and each of the Agents represents, warrants and agrees that, unless it obtains the prior consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents or by the Company, as the case may be, is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat any Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 21 hereto are Permitted Free Writing Prospectuses.

22. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) Each Agent is acting solely as agent in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any Agent has advised or is advising the Company on other matters, and the Agents have no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) It is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, including any Placement Notice executed in accordance herewith;

(c) The Agents have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) It is aware that the Agents and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agents have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) It waives, to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Shares under this Agreement and agrees that the Agents shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of the Agents’ obligations under this Agreement and to keep information provided by the Company to the Agents and the Agents’ counsel confidential to the extent not otherwise publicly-available.

23. Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a Current Report on Form 8-K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agents prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules and except for the disclosure required pursuant to Section 7(c) of this Agreement in the Company’s Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.

24. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that an Agents is a Covered Entity (as defined in this Section 24) and becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined in this Section 24), the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that an Agent is a Covered Entity or a BHC Act Affiliate (as defined in this Section 24) of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined in this Section 24) under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 24: (i) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) a “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

25. Compliance with Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), each of the Agents is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Agents to properly identify its clients.

26. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Shares pursuant to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act Regulations.

“Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act Regulations.

27. Use of Information. The Agents may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

[Remainder of page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agents.

Very truly yours,

NEW ERA ENERGY & DIGITAL, INC.

By:	/s/ Charles Nelson
	Name:	Charles Nelson
	Title:	Chief Executive Officer

ACCEPTED as of the date first-above written:

MIZUHO SECURITIES USA LLC

By:	/s/ Derek Deas
	Name:	Derek Deas
	Title:	Managing Director

[Signature Page to At-The-Market Issuance Sales Agreement]

ACCEPTED as of the date first-above written:

B. RILEY SECURITIES, INC.

By:	/s/ Joe Nardini
	Name:	Joe Nardini
	Title:	Senior Managing Director

[Signature Page to At-The-Market Issuance Sales Agreement]

ACCEPTED as of the date first-above written:

NORTHLAND SECURITIES, INC.

By:	/s/ David Levine
	Name:	David Levine
	Title:	Head of Investment Banking

[Signature Page to At-The-Market Issuance Sales Agreement]

ACCEPTED as of the date first-above written:

TCBI SECURITIES, INC.

By:	/s/ Jason Demark
	Name:	Jason Demark
	Title:	Managing Director

[Signature Page to At-The-Market Issuance Sales Agreement]

ACCEPTED as of the date first-above written:

BTIG, LLC

By:	/s/ Haithum Nokta
	Name:	Haithum Nokta
	Title:	Managing Director

[Signature Page to At-The-Market Issuance Sales Agreement]

ACCEPTED as of the date first-above written:

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron M. Gurewitz
	Name:	Aaron M. Gurewitz
	Title:	Co-Chief Executive Officer and Head of Investment Banking

[Signature Page to At-The-Market Issuance Sales Agreement]

SCHEDULE 1

[Omitted.]

SCHEDULE 2

[Omitted.]

SCHEDULE 3

[Omitted.]

EXHIBIT 7(m)

[Omitted.]

Exhibit 21

Permitted Free Writing Prospectus

None.